UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2012

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 14, 2012, Weight Watchers International, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) with Artal Holdings Sp. z o.o., Succursale de Luxembourg (“Artal”), which owns approximately 52% of the outstanding shares of common stock, no par value per share (“Common Stock”). Pursuant to the Purchase Agreement, which the Company entered into prior to the public announcement of its intention to launch a “modified Dutch auction” tender offer (the “Offer), the Company has agreed to purchase from Artal, and Artal has agreed to sell to the Company, such number of shares of Common Stock (rounded to the nearest whole number) equal to the aggregate number of shares of Common Stock purchased in the Offer multiplied by a fraction, the numerator of which is 38,247,893 and the denominator of which is 35,355,510 (representing the outstanding shares held of record by Artal divided by the outstanding shares held of record by all shareholders of the Company other than Artal, each as of February 13, 2012), such that upon the closing of this purchase, Artal’s percentage ownership interest in the outstanding shares of Common Stock will be substantially equal to its current level. This purchase will be at the same price per share as is paid in the Offer. The closing of the purchase is subject to the completion of the Offer as well as other customary conditions and is expected to occur on the 11th business day following the expiration date of the Offer.

Pursuant to the Purchase Agreement, Artal has agreed not to tender any of its shares of Common Stock in the Offer, and Artal is prohibited from selling shares or purchasing shares during the Offer and until 11 business days following the expiration date of the Offer. Also pursuant to the terms of the Purchase Agreement, the consent of Artal is required for certain amendments to the terms of the Offer.

This summary does not purport to be complete and is qualified by the actual terms of the Stock Purchase Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

Tender Offer

On February 14, 2012, after the entering into the Purchase Agreement, the Company announced its intention to commence during the week of February 20, 2012 the Offer. The Company intends to offer to purchase up to $720,000,000 of its Common Stock at a price per share not greater than $83.00 nor less than $72.00.

The Company also announced that it anticipates paying for the shares purchased through the Offer and from Artal, and related fees and expenses, with up to approximately $1.5 billion in new borrowings under an amended and extended version of its existing credit facilities that the Company is currently negotiating.

A copy of the press release announcing the Company’s intention to commence the Offer, as well as the matters set forth in Item 1.01 of this report, is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of February 14, 2012, by and between Weight Watchers International, Inc. and Artal Holdings Sp. z o.o., Succursale de Luxembourg

99.1	Press Release issued by Weight Watchers International, Inc. on February 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

Dated: February 16, 2012	By:	/s/ Jeffrey A. Fiarman
		Name:	Jeffrey A. Fiarman
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of February 14, 2012, by and between Weight Watchers International, Inc. and Artal Holdings Sp. z o.o., Succursale de Luxembourg

99.1	Press Release issued by Weight Watchers International, Inc. on February 14, 2012